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                                                                    EXHIBIT 99.4


         STATEMENT OF SHAREHOLDERS RECEIVING A DISTRIBUTION OF STOCK IN AT&T WIRELESS SERVICES, INC. ("AWS"), A CONTROLLED CORPORATION,
              PURSUANT TO TREASURY REGULATIONS SECTION 1.355-5(b).


By private letter ruling dated June 4, 2001, the Internal Revenue Service ruled that the distribution by AT&T Corp. ("AT&T") of shares of AWS common stock was a nontaxable corporate separation under Section 355 of the Internal Revenue Code.

INSTRUCTIONS: READ, COMPLETE PARTS 1, 2, 3 AND 5, SIGN AND ATTACH TO YOUR 2001 FEDERAL INCOME TAX RETURN. THIS FORM SHOULD NOT BE SENT TO AT&T OR AWS.

PART 1: STATEMENT OF OWNERSHIP
(Please circle either or both statements below, as applicable.)

The undersigned was a shareholder owning shares of common stock of AT&T of the class traded on the New York Stock Exchange under the symbol "T", as of 5:00 p.m. on June 22, 2001, that received a distribution of stock in AWS, a controlled corporation, pursuant to Section 355.

AND/OR: The undersigned was a shareholder owning shares of Wireless Group tracking stock of AT&T of the class traded on the New York Stock Exchange under the symbol "AWE" ("Wireless Group Tracking Stock"), as of 9:00 a.m. on July 9, 2001, that received a distribution of stock in AWS, a controlled corporation, pursuant to Section 355.


PART 2: SHARES SURRENDERED BY HOLDERS OF WIRELESS GROUP TRACKING STOCK

The undersigned surrendered _______ shares of Wireless Group Tracking Stock, par value $1.00 per share, in exchange for shares of AWS common stock.

(Enter "0" if you did not own shares of Wireless Group tracking stock as noted above.)


PART 3: SHARES OF AT&T WIRELESS SERVICES COMMON STOCK RECEIVED

The undersigned received a total of _______ shares of common stock, par value $.01 per share, of AWS in the distribution.

(Enter the sum of (i) AWS common shares received as a distribution with respect to AT&T common stock, and (ii) AWS common shares received in exchange for shares of Wireless Group Tracking Stock).


PART 4: THE NAMES AND ADDRESSES OF THE CORPORATIONS INVOLVED

Distributing Corporation:                  Controlled Corporation:
  AT&T Corp.                                 AT&T Wireless Services, Inc.
  295 North Maple Avenue                     7277 164th Avenue NE, Building 1
  Basking Ridge, New Jersey 07920            Redmond, Washington 98052


PART 5: SHAREHOLDER SIGNATURE AND TAXPAYER ID

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Name

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Signature

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Taxpayer ID or Social Security Number